UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On May 11, 2017, Conatus Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 5,200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The price to the public in this offering is $5.50 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $5.17 per share. The net proceeds to the Company from the offering are expected to be approximately $26.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about May 16, 2017, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 780,000 additional shares of Common Stock.

The Company intends to use approximately $15.4 million of the net proceeds from the offering to fund pipeline expansion and for working capital and other general corporate purposes, and intends to use approximately $11.2 million of the net proceeds to repurchase and retire 2,166,836 shares of its Common Stock held by funds affiliated with Advent Private Equity (the “Advent Shares”) at a price equal to the net proceeds per share that the Company will receive from this offering, before expenses.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-198142) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The repurchase of the Advent Shares was made pursuant to a Stock Purchase Agreement entered into between the Company and the funds affiliated with Advent Private Equity on May 10, 2017 (the “Stock Purchase Agreement”).

The foregoing descriptions of the Underwriting Agreement and the Stock Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Stock Purchase Agreement, copies of which are filed as Exhibit 1.1 and Exhibit 10.1, respectively, to this report and are incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on May 10, 2017 and May 11, 2017 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

*   *   *

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this report are forward looking statements, including statements regarding: the completion, timing and size of the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this report and are subject to a number of risks, uncertainties and assumptions, including: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well risks and uncertainties inherent in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 11, 2017, among Conatus Pharmaceuticals Inc. and Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

10.1	Stock Purchase Agreement, dated May 10, 2017, among Conatus Pharmaceuticals Inc. and funds affiliated with Advent Private Equity

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated May 10, 2017

99.2	Press Release dated May 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Steven J. Mento, Ph.D.
	Name:	Steven J. Mento, Ph.D.
	Title:	President and Chief Executive Officer